Exhibit 4.23

FORM OF

UNITED ENERGY CORP.

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the "Agreement"), dated as of _______, 20__, between United Energy Corp., a Nevada corporation (the "Company"), having an address at 600 Meadowlands Parkway #20, Secaucus, New Jersey 07094 and ____________ having an address at ______________________________ (the "Grantee").

In accordance with the Company's Amended and Restated 2001 Stock Option Plan (the "Plan"), the Company hereby grants to the Grantee a stock option (the "Option") to purchase all or any part of an aggregate of ___________ shares of the Company's common stock, $.01 par value per share (the "Shares").

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1.    Confirmation of Grant. The Company hereby evidences and confirms its grant of the Option to the Grantee on the date of this Agreement.

2.	Number of Shares. This Option shall be for an aggregate of ________ Shares.

3.    Exercise Price . The exercise price shall be $______ per share for a total of $___________ (the "Exercise Price").

4.    Medium and Time of Payment. The Option shall be exercised by a written notice signed by the Grantee, which identifies this Agreement and states the number of Shares then being purchased (the "Exercise Notice"), delivered to the attention of the Company's Secretary at the Company's principal office in New Jersey. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by (i) cash payment or certified check equal to the Exercise Price; or (ii) a certificate representing Company stock owned by the Grantee, if not subject to any restrictions, with a Fair Market Value (as such term is defined in the Plan) equal to the Exercise Price; or (iii) instructions for the Company to withhold from the purchased shares an amount with a Fair Market Value equal to the Exercise Price.

Upon acceptance of the Exercise Notice and receipt of payment in full, the Company shall cause to be issued a certificate representing the shares of Common Stock so purchased.

5.    Term and Exercise of the Option. The Option shall expire __________, 20__ (the "Expiration Date"), and is immediately exercisable and may be exercised in whole or in increments.

6.    Nontransferability. The Option may be transferred only by will or the laws of descent and distribution and the Option may be exercised during the Grantee's lifetime only by the Grantee.

7.	Representations and Warranties of Grantee.

(a)  Grantee represents and warrants that this Option is being acquired by Grantee for Grantee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b)  Grantee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "1933 Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Grantee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Grantee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Grantee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the 1933 Act and the resulting restrictions on transfer. Grantee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Grantee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the 1933 Act or an exemption from such registration is available, it being understood that the Company is making no representation regarding registration of any Shares.

(c)  Grantee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions of the Board or the Committee, upon any questions arising under the Plan.

(d)  Grantee hereby acknowledges that, in addition to certain restrictive legends that the securities laws of the state in which Grantee resides may require, each certificate representing the Shares may be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNTIL RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS NOT REQUIRED.

8.    Adjustment in the Shares. If the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares shall be increased through the payment of a share dividend, the Grantee shall receive upon exercise of the Option the number and kind of shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. The exercise price and other terms of the Option shall be appropriately amended in the manner provided for in the Plan. If there shall be any other change in the number or kind of the outstanding Shares, or of any shares or other securities into which the Shares shall have been changed, or for which the Shares shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the Option, such adjustment shall be made in accordance with that determination. Notice of any adjustment shall be given by the Company to the Grantee.

9.    Stop-Transfer Notices. Grantee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.  Effect of Termination or Amendment of Plan. No suspension, termination, modification, or amendment of the Plan may, without the express written consent of the Grantee, adversely affect the rights of the Grantee under this Option.

11.  No Limitation on Rights of the Company. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

12.  Rights as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

13.  Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Board may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Board, in its sole discretion, considers necessary or desirable.

14.  No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

15.  Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, four days after the date of deposit in the United States mails, to each party at its address set forth above or to such other address as may be designated in a notice given in accordance with this Section.

16.  Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, Nevada law.

17.  Attorneys' Fees. In the event any litigation concerning any controversy, claim or dispute between the parties hereto, arising out or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, reasonable attorneys' fees and reasonable costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

18.  Entire Agreement. This Agreement and the Plan contain all of the understandings and agreements between the Company and its Affiliates, and the Grantee concerning this Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company, its Affiliates and the Grantee have made no promises, agreements, conditions or understandings either orally or in writing, that are not included in the Agreement or the Plan.

19.  Headings. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Agreement.

20.  Amendments. Subject to the provisions of the Plan, the Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

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IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

United Energy Corp.

____________________________	By: ________________________________

Witness

Grantee

____________________________	By: ________________________________
Witness